UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
September 14, 2018
Date of Report (Date of earliest event reported)
GAIN CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35008	20-4568600
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Bedminster One
135 Route 202/206
Bedminster, New Jersey 07921
(Address of Principal Executive Offices)
(908) 731-0700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2018, Mark Richards, a member of the Board of Directors (the “Board”) of GAIN Capital Holdings, Inc., a Delaware corporation (the “Company”), notified the Company that he was resigning from the Board, effective immediately. Mr. Richards has informed the Company that his decision to resign from the Board is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Richards was appointed to the Company's Board of Directors pursuant to a director appointment right granted to INCAP Gaming B.V., an affiliate of IPGL ("INCAP"), in a Stockholders' Agreement dated as of October 31, 2014, which was entered into by the Company in connection with its acquisition of City Index (Holdings) Limited. The Company will separately announce the appointment of Mr. Richards' replacement, if any, as INCAP's designee on the Board once that person has been selected and approved by the Nominating and Corporate Governance Committee of the Board.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 20, 2018

GAIN CAPITAL HOLDINGS, INC.

By:	/s/ Diego Rotsztain
Diego Rotsztain
EVP and General Counsel